Exhibit 10.1

TERMINATION AGREEMENT AND ACKNOWLEDGEMENT

This Termination Agreement and Acknowledgement (“Termination Agreement”) is entered into on May 19, 2017 by and among Grey Cloak Tech Inc., a Nevada corporation (the “Buyer”), ShareRails, LLC, a Delaware limited liability company (the “Company”), Joseph Nejman, an individual (“Nejman”), Dmitry Chourpo, an individual (“Chourpo”), Joseph Nejman, in his capacity as the “Selling Members’ Representative” (the Selling Members’ Representative represents the members of the Company as listed on Exhibit A of the Agreement, defined below, each a “Selling Member” and collectively the “Selling Members”), and solely for purposes of Section 4 of this Termination Agreement, William Bossung, an individual (“Bossung”), Fred Covely, an individual (“Covely”), Dimicho Pty. Ltd. (“Dimicho”), and Covely Information Systems (“CIS”). Each of the Buyer, Company, Nejman, Chourpo, and the Selling Members may be referred to herein as a “Party” and collectively as the “Parties.” All capitalized terms not defined herein have the meaning given to such terms in that certain Share Exchange Agreement, dated March 31, 2017 (the “Agreement”).

RECITALS

WHEREAS, the Parties are parties to the Agreement;

WHEREAS, pursuant to Section 1.3(b) and (e) and Section 4.2(c) of the Agreement, the Nejman and the Selling Members were obligated to deliver to the Buyer a counterpart signature page to the Representative Agreement within ten (10) days of the Effective Date;

WHEREAS, the Nejman and Selling Members failed to fulfill their obligation under Section 1.3(b) and (e) and Section 4.2(c) of the Agreement;

WHEREAS, on March 31, 2017 Nejman was appointed to the Buyer’s Board of Directors and as the Buyer’s President in anticipation of the Closing of the Agreement and because the Closing will no longer take place, the Parties desire for Nejman to resign from the Buyer’s Board of Directors and his position as President of the Buyer;

WHEREAS, on March 31, 2017, Bossung and Nejman entered into Employment Agreements with the Buyer and it was intended that the Employment Agreements would become effective upon Closing of the transactions contemplated by the Agreement;

WHEREAS, on March 31, 2017, Dimicho and CIS entered into Development Services Agreements with the Buyer and it was intended that the Development Services Agreements would become effective upon Closing of the transactions contemplated by the Agreement;

WHEREAS, on March 31, 2017, Bossung, Covely, Chourpo and Nejman entered into Exchange Agreements with the Buyer and it was intended that the Exchange

Agreements would become effective upon Closing of the transactions contemplated by the Agreement;

WHEREAS, on March 31, 2017, Buyer executed an Amended and restated Limited Liability Company Operating Agreement of ShareRails, LLC and it was intended that the Amended and Restated Limited Liability Company Operating Agreement would become effective upon Closing of the transactions contemplated by the Agreement;

WHEREAS, on March 31, 2017, Buyer, Bossung, Covely, Chourpo and Nejman entered into a Shareholders Agreement and it was intended that the Shareholders Agreement would become effective upon Closing of the transactions contemplated by the Agreement; and

WHEREAS, in light of the items set forth above, the Parties desire to terminate the Agreement, the Employment Agreements, the Development Services Agreements, the Shareholders Agreement, the Amended and Restated Operating Agreement and the Exchange Agreements as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.                  Pursuant to Section 4.2(c) of the Agreement, the obligations of the Buyer to effect the Exchange and consummate the transactions contemplated by the Agreement were subject to the satisfaction of the condition that Nejman deliver to Buyer, within ten (10) days of the Effective Date, a fully executed copy of the Representative Agreement. The Parties hereto acknowledge that the Buyer has not received a fully executed copy of the Representative Agreement. Because this condition precedent has not been fulfilled, Buyer herby gives the other Parties notice of its election to cancel the Agreement. The Parties hereby acknowledge the Buyer’s right to terminate the Agreement and agree that the Agreement is terminated and the transactions contemplated thereby are cancelled. Any rights and obligations that the Parties may have pursuant to the Agreement are hereby forfeited and terminated.

2.                  The Parties hereby agree to terminate the following agreements, and the Parties acknowledge that the following agreements will have no effect, as if they had not been entered into:

a.	Employment Agreement by and between the Buyer and William Bossung, dated March 31, 2017;
b.	Employment Agreement by and between the Buyer and Joseph Nejman, dated March 31, 2017;
c.	Development Services Agreement by and between the Buyer and Covely Information Systems, dated March 31, 2017;

d.	Development Services Agreement by and between the Buyer and Dimicho Pty. Ltd., dated March 31, 2017;
e.	Shareholders Agreement by and between the Buyer, Covely, Bossung, Nejman and Chourpo, dated March 31, 2017;
f.	Amended and Restated Limited Liability Company Operating Agreement of ShareRails, LLC, dated March 31, 2017;
g.	Exchange Agreement by and between the Buyer and Bossung, dated March 31, 2017;
h.	Exchange Agreement by and between the Buyer and Covely, dated March 31, 2017;
i.	Exchange Agreement by and between the Buyer and Chourpo, dated March 31, 2017; and
j.	Exchange Agreement by and between the Buyer and Nejman, dated March 31, 2017.

3.                  Any amounts advanced by the Buyer to the Company, Nejman, Chourpo or Dimicho will be considered a debt obligation of the Company and must be repaid to the Buyer on the terms set forth in a promissory note between the Company and the Buyer, the form of which is attached hereto as Exhibit A, regardless of whether the Closing occurs.

4.                  Nejman agrees to resign from the Buyer’s Board of Directors and from his position of President of the Buyer and will submit his resignation concurrently with the execution of this Termination Agreement effective as of the date hereof.

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IN WITNESS WHEREOF, the Parties hereto have caused this Termination Agreement and Acknowledgement to be executed on the dates shown below, effective as of the day and year first above written.

“Buyer”

Grey Cloak Tech Inc.,
a Nevada corporation

/s/ Fred Covely
By: Fred Covely
Its: President

[signatures continue on the following page]

“Company”

ShareRails, LLC,
a Delaware limited liability company

/s/ Joseph Nejman
By: Joseph Nejman
Its: President and Manager

[signatures continue on the following page]

“Selling Members’ Representative”

/s/ Joseph Nejman
Joseph Nejman,
on behalf of the Selling Members

“Nejman”

/s/ Joseph Nejman
Joseph Nejman, an individual

“Chourpo”

/s/ Dmitry Chourpo
Dmitry Chourpo, an individual

[signatures continue on the following page]

Solely for purposes of Section 4 of this Addendum:

“Bossung”

/s/ William Bossung
William Bossung, an individual

“Covely”

/s/ Fred Covely
Fred Covely, an individual

“Dimicho”

Dimicho Pty. Ltd.,
a Victoria AU based Company

/s/ Dmitry Chourpo
By: Dmitry Chourpo
Its: CEO & President

“CIS”

Covely Information Systems

/s/ Fred Covely
By: Fred Covely
Its: President

EXHIBIT A

PROMISSORY NOTE